EXHIBIT NO. 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Hyperion
Telecommunications, Inc. on Form S-4 of our report dated February 16, 1996 (March 19, 1996 as to Note 5; May 16, 1996 as to Notes 3 and 4), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
June 27, 1996